UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2021

APEX TECHNOLOGY ACQUISITION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39048	83-4461709
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

533 Airport Blvd, Suite 400 Burlingame, California	94010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (619) 736-6855

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-half of one Redeemable Warrant	APXTU	The NASDAQ Stock Market LLC
Class A Common Stock, par value $0.0001 per share	APXT	The NASDAQ Stock Market LLC
Warrants, each exercisable for one share of Class A Common Stock for $11.50 per share	APXTW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 30, 2021, Apex Technology Acquisition Corporation (“Apex”) held a Special Meeting of Stockholders (the “Special Meeting”). At the Special Meeting, Apex’s stockholders voted on five proposals, each of which is described in more detail in Apex’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on June 2, 2021 (the “Proxy Statement”). Only stockholders of record as of the close of business on June 1, 2021, the record date for the Special Meeting, were entitled to vote at the Special Meeting. As of the record date, 44,560,000 shares of Apex’s common stock were outstanding and entitled to vote at the Special Meeting. At the Special Meeting, there were 27,283,097 shares voted by proxy or in person, which constituted a quorum. An aggregate of 17,372 shares of Apex’s common stock, less than $0.2 million in aggregate value, were presented for redemption in connection with the Special Meeting. The Business Combination (as defined below) is expected to close on July 1, 2021. Final voting results are presented below:

Proposal 1. A proposal to approve and adopt the Business Combination Agreement and Plan of Reorganization, dated as of November 23, 2020, as amended on December 30, 2020, March 8, 2021 and May 18, 2021, by and among (i) Apex, (ii) AvePoint, Inc. (“AvePoint”), (iii) Athena Technology Merger Sub, Inc. and (iv) Athena Technology Merger Sub 2, LLC (as it may be amended from time to time, the “Business Combination Agreement”), a copy of which is attached to the Proxy Statement as Annex A, and the transactions contemplated by the Business Combination Agreement. The following is a tabulation of the votes with respect to this proposal, which was approved by Apex’s stockholders:

Votes For	Votes Against	Votes Abstain
27,140,624	80,060	62,413

Proposal 2. A series of proposals to approve the following amendments to Apex’s current amended and restated certificate of incorporation. A tabulation of the votes with respect to each subpart of this proposal, which were each approved by Apex’s stockholders, follow the descriptions of each such subpart.

Proposal 2a. To change Apex’s name to “AvePoint, Inc.”

Votes For	Votes Against	Votes Abstain
27,060,671	160,659	61,767

Proposal 2b. To increase the number of authorized shares of common stock and “blank check” preferred stock.

Votes For	Votes Against	Votes Abstain
25,230,923	1,629,783	422,391

Proposal 2c. To require that stockholders only act at annual and special meetings of the corporation and not by written consent.

Votes For	Votes Against	Votes Abstain
25,647,734	1,316,001	319,362

Proposal 2d. To eliminate the current limitations in place on the corporate opportunity doctrine.

Votes For	Votes Against	Votes Abstain
25,933,175	364,907	985,015

Proposal 2e. To increase the required vote thresholds for stockholders approving amendments to the certificate of incorporation and bylaws to 66 2/3%.

Votes For	Votes Against	Votes Abstain
25,770,771	713,747	798,579

Proposal 2f. To approve all other changes, including eliminating certain provisions related to special purpose acquisition corporations that will no longer be relevant following the consummation of the Business Combination.

Votes For	Votes Against	Votes Abstain
26,860,489	187,879	234,729

Proposal 3. A proposal to approve the AvePoint, Inc. 2021 Equity Incentive Plan. The following is a tabulation of the votes with respect to this proposal, which was approved by Apex’s stockholders:

Votes For	Votes Against	Votes Abstain
26,490,990	586,054	206,053

Proposal 4. A proposal to approve the AvePoint, Inc. 2021 Employee Stock Purchase Plan. The following is a tabulation of the votes with respect to this proposal, which was approved by Apex’s stockholders:

Votes For	Votes Against	Votes Abstain
26,597,464	507,564	178,069

Proposal 5. A series of proposals to approve, for purposes of complying with applicable listing rules of the Nasdaq Stock Market LLC, the issuance of more than 20% of the number of shares of Apex Class A Common Stock and Apex Class B Common Stock, combined, outstanding prior to the business combination pursuant to the Business Combination Agreement. A tabulation of the votes with respect to each subpart of this proposal, which were each approved by Apex’s stockholders, follow the descriptions of each such subpart.

Proposal 5a. A proposal to issue Apex common stock to AvePoint’s equityholders in connection with the mergers pursuant to the Business Combination Agreement.

Votes For	Votes Against	Votes Abstain
26,904,763	212,066	166,268

Proposal 5b. A proposal to issue Apex common stock to investors in the PIPE.

Votes For	Votes Against	Votes Abstain
26,524,633	424,227	334,237

A vote regarding adjournment of the Special Meeting (Proposal 6) was deemed not necessary or appropriate because there were sufficient votes at the time of the Special Meeting to approve each of the foregoing matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 30, 2021

APEX TECHNOLOGY ACQUISITION CORPORATION

By:	/s/ Jeff Epstein

Name: Jeff Epstein
Title: Co-Chief Executive Officer